EXHIBIT 21.1
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Corporation                                            State of Incorporation
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Roy H. Park Broadcasting, Inc.                         North Carolina

Contemporary FM, Inc.                                  Oregon

Roy H. Park FM Broadcasting of East Carolina, Inc.     North Carolina

Roy H. Park Radio, Inc.                                North Carolina

Roy H. Park Broadcasting of Tennessee, Inc.            Tennessee

Roy H. Park Broadcasting of Utica-Rome, Inc.           New York

Roy H. Park Broadcasting of Washington, Inc.           Washington

Roy H. Park Broadcasting of the Tri-Cities, Inc.       Tennessee

Roy H. Park Broadcasting of Syracuse, Inc.             New York

Roy H. Park Broadcasting of Minnesota, Inc.            Minnesota

Roy H. Park Broadcasting of Roanoke, Inc.              Virginia

Roy H. Park Broadcasting of Virginia, Inc.             Virginia

Roy H. Park Broadcasting of the Lake Country, Inc.     Minnesota

Roy H. Park Broadcasting of the Midwest, Inc.          South Dakota

Roy H. Park Broadcasting of Oregon, Inc.               Oregon

Park Broadcasting, Inc.                                Delaware

Birmingham Television, Inc.                            Alabama

The Pilot Company, Inc.                                Indiana

Park Newspapers of Michigan, Inc.                      Michigan

Park Newspapers of Sapulpa, Inc.                       Oklahoma

Park Newspapers of Creek, Inc.                         Delaware

Park Newspapers of Morganton, Inc.                     North Carolina

Park Newspapers of Blytheville, Inc                    Arkansas

Park Newspapers of Newton, Inc.                        North Carolina

Park Newspapers of Concord, Inc.                       North Carolina

Corporation                                            State of Incorporation
- ----------------                                       ----------------------
Park Newspapers of Clinton, Inc.                       North Carolina

The Concord Tribune, Inc.                              North Carolina

Park Newspapers of Devils Lake, Inc.                   North Dakota

State and Aurora Incorporated                          Oklahoma

Park Newspapers of Marion, Inc.                        North Carolina

Southside Publications, Inc.                           Oklahoma

Park Newspapers of Moore County, Inc.                  North Carolina

Park Newspapers of Northeastern Oklahoma, Inc.         Oklahoma

Park Newspapers of Phillips County, Inc.               Arkansas

Park Newspapers of Statesville, Inc.                   North Carolina

Weekly Publications of Phillips County, Inc.           Arkansas

Park Newspapers of Lumberton, Inc.                     North Carolina

Kannapolis Publishing Company                          North Carolina

Clinton Newspapers, Inc.                               North Carolina

Coldwater Reporter Company                             Michigan

Park Newspapers of Iredell, Inc.                       Delaware

Park Newspapers, Inc.                                  Delaware

Park Newspapers of Florida, Inc.                       Florida

Park Newspapers of St. Lawrence, Inc.                  New York

Park Newspapers of Georgia, Inc.                       Georgia

Park Newspapers of Nebraska, Inc.                      Nebraska

Press Printing Company, Inc.                           Nebraska

RHP Newspapers, Inc.                                   New York

Lockport Publications, Inc.                            Delaware

Lockport Union-Sun & Journal, Inc.                     New York

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Corporation                                            State of Incorporation
- ------------                                           ----------------------
Park Newspapers of Virgina, Inc.                       Virgina

Prince William Publishing Company,                     Virginia

Park Newspapers of Oklahoma, Inc.                      Oklahoma

McAlester Publishing Company                           Oklahoma

Park Newspapers of Illinois, Inc.                      Delaware

Park Newspapers of Norwich, Inc.                       New York

The Norwich Sun, Inc.                                  New York

Park Newspapers of Perry, Inc.                         Georgia

Perry Newspapers, Inc.                                 Georgia

The Houston Home Journal, Inc.                         Georgia

Park Newspapers of Indiana, Inc.                       Indiana

Park Newspapers of Waynesboro, Inc.                    Virginia

Park Newspapers of Medina, Inc.                        New York

Park Newspapers of Clark County, Inc.                  Indiana

The News & Journal, Inc.                               Indiana

Park Newspapers of Kentucky, Inc.                      Kentucky

Park Newspapers of Mooresville, Inc.                   North Carolina

Park Newspapers of Hudson, Inc.                        New York

Record Printing & Publishing Company, Inc.             New York

Chatham Holdings, Inc.                                 New York

Chatham Courier Company                                New York

Park Radio of Greater New York                         New Jersey

Park Newspapers of Honesdale, Inc.                     Pennsylvania

Park Newspapers of Susquehanna, Inc.                   Pennsylvania

Park Newspapers of Cimarron, Inc.                      Oklahoma


Corporation                                            State of Incorporation
- ------------                                           --------------------
Park Newspapers of Minnesota, Inc.                     Minnesota

Park Broadcasting of Iowa, Inc.                        Iowa

Park Radio of Iowa, Inc.                               Iowa

Park Newspapers of Iowa, Inc.                          Iowa

Park Newspapers of Morehead, Inc.                      Kentucky

South Idaho Newspapers, Inc.                           Idaho

Park Newspapers of Idaho, Inc.                         Idaho

Park Newspapers of Northeastern North Carolina, Inc.   North Carolina

Park Newspapers of Eden, Inc.                          North Carolina

Park Newspapers of the Cumberlands, Inc.               Kentucky

Park Newspapers of Winchester, Inc.                    Indiana

Mooresville Tribune, Inc.                              North Carolina

Park Newspapers of Rockingham, Inc.                    North Carolina

Park Broadcasting of Kentucky, Inc.                    Kentucky

Effingham Daily News Company                           Illinois

Park Broadcasting of Florida, Inc.                     Florida

Park Broadcasting of Louisiana, Inc.                   Louisiana


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